UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146

(Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2021, Mr. Andrew S. Frey, a Class II director, notified Hemisphere Media Group, Inc. (the “Company”) that he will not stand for re-election as a director at the end of his current term, and intends to resign from the board of directors of the Company (“Board”), including his membership on any committees thereof, effective as of the date of the Company’s 2021 Annual Meeting of Stockholders. Mr. Frey’s decision to leave the Board is due to his desire to devote more time to his other business commitments and not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon receipt of such notice, effective April 13, 2021, the Board nominated Mr. Adam Reiss to stand for election as a Class II director of the Company with a term expiring at the annual meeting of stockholders to be held in 2024. Mr. Adam Reiss was designated by an affiliate of Searchlight II HMT, L.P. (“Searchlight) pursuant to the Stockholders Agreement (the “Stockholders Agreement”), dated as of September 6, 2016, as amended by Amendment No. 1, dated as of October 21, 2016, and Amendment No. 2, dated as of June 9, 2019, by and among the Company, Searchlight, Gato Investments, LP and certain other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: April 15, 2021	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Executive Vice President, Chief Legal Officer and Corporate Secretary